Allegheny Energy, Inc.

Common Stock
($1.25 par value per share)

Underwriting Agreement

April 26, 2001

To the Underwriters named in Schedule I hereto
and the Representatives named in Schedule II hereto

Dear Sirs:

           Allegheny Energy, Inc., a Maryland corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the number of shares of Common Stock, $1.25 par value (“Stock”), of the Company identified in Schedule I hereto as “Firm Shares” (the “Firm Shares”). If “Optional Shares” are specified in Schedule I, the Company also hereby grants to the Underwriters an option to purchase up to such additional number of shares of Stock to cover over-allotments (the “Optional Shares”). The Firm Shares and the Optional Shares which the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares”. In the event that an option to purchase additional shares to cover over-allotments is not granted by the Company, no Optional Shares will be specified in Schedule I, and this Agreement shall be deemed to exclude all references to such option, grant or Optional Shares, and the term “Shares” shall be deemed to refer to the Firm Shares only.

           1. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a) A registration statement (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto but including all documents incorporated by reference in the prospectus contained therein, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration

Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which becomes effective upon filing, the prospectus contained in the Initial Registration Statement at the time it became effective, as supplemented by a preliminary prospectus supplement, and the Prospectus, no other document with respect to the Initial Registration Statement or document incorporated by reference therein has heretofore been or is intended to be filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including (i) the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act and (ii) the documents incorporated by reference in the prospectus contained in the Initial Registration Statement at the time such part of the Initial Registration Statement became effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; such final prospectus, together with the prospectus supplement with respect to the Shares, in the form first filed after the date of this Agreement pursuant to Rule 424(b) under the Act, being hereinafter called the “Prospectus”; any reference herein to the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of the prospectus supplement with respect to the Shares; any reference to any amendment or further supplement to the Prospectus shall be deemed to refer to and include any documents filed after the date the prospectus supplement with respect to the Shares of under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in the Prospectus; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement.

(b) The Registration Statement and the Prospectus in all material respects comply with the provisions of the Act, and the applicable rules and regulations of the Commission thereunder (the “Rules and Regulations”); neither the Registration Statement nor any post-effective amendments, as of the date hereof and as of each Time of Delivery (as defined below), contains or will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and neither the Prospectus nor any amendments or supplements thereto, as of the date hereof and as of each Time of Delivery (as defined below), contains or will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and all documents incorporated therein by reference as of the respective dates on which they were filed complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the pertinent published rules and regulations thereunder (the “Exchange Act Rules and Regulations”) and, on said dates, and at the time of purchase, when read together with the Prospectus, or the Prospectus as it may be otherwise amended or supplemented, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the Company makes no warranty or representation to any Underwriter with respect to any statement contained in, or any matter omitted from, the Registration Statement or Prospectus, which statements were made, or matters omitted, in reliance upon and in conformity with information furnished in writing to the Company through you for use in the Registration Statement and Prospectus.

(c) The Company and its subsidiaries, taken as a whole, have not sustained since the date of the latest audited financial statements incorporated by reference in the Prospectus any material loss or interference with the Company’s business from fire, flood, accident or other calamity, whether or not covered by insurance, or from any material labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material change in the capital stock or long-term debt of the Company on a consolidated basis or any material adverse change, or any development involving a prospective material adverse change, in or affecting the earnings, business affairs, financial position, shareholders’ equity or results of operations of the Company on a consolidated basis otherwise than as set forth or contemplated in the Prospectus.

(d) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Maryland, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation.

(e) The Company has an authorized capitalization as set forth in the Prospectus, and all the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description of the Stock contained in the Prospectus; and, except as described in the Prospectus, all of the issued shares of common stock of each subsidiary of the Company are owned directly or indirectly by the Company.

(f) The Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Stock contained in the Prospectus. The Shares to be issued and sold by the Company to the Underwriters hereunder are not subject to any preemptive or other similar rights of any security holder of the Company.

(g) This Agreement has been duly authorized, executed and delivered by the Company.

(h) The issue and sale of the Shares by the Company hereunder and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not, in a manner that is material to the issuance and sale of the Shares, conflict with or result in a breach or violation of any of the material terms or provisions of, or constitute a material default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any material property or assets of the Company or any of its subsidiaries is subject; nor will such action result in any violation, that is material to the issuance and sale of the Shares, of the provisions of the Certificate of Incorporation or Bylaws of the Company, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and the Company is not required to obtain the approval of any such court or governmental agency or body for the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Shares and such approvals as may be required by applicable public utility commissions, under the Public Utility Holding Company Act of 1935, and under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

(i) Other than as described in the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or domestic governmental agency or body, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Prospectus, or which might reasonably be expected to result in a material adverse change in the earnings, business affairs or prospects, financial position, shareholders’ equity or results of operations of the Company on a consolidated basis (a “Material Adverse Effect”), or which might reasonably be expected to materially and adversely affect the material properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder or thereunder.

(j) The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases, singly or in the aggregate, material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(k) Except as described in the Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state or local statute, law, rule, regulation, ordinance, code or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

           2. Subject to the terms and conditions herein set forth, (a) the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share specified in Schedule II hereto, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters have been granted and shall exercise an election to purchase Optional Shares as provided below, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share specified in Schedule II hereto, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by the representatives so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of the Optional Shares which all of the Underwriters are entitled to purchase hereunder.

           If and to the extent specified in Schedule I hereto, the Company hereby grants to the Underwriters the right to purchase at their election up to such number of Optional Shares as are specified in Schedule I hereto, at the purchase price per share set forth in Schedule II, for the sole purpose of covering over-allotments in the sale of the Firm Shares. Any such election to purchase Optional Shares may be exercised by written notice from the representatives of the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the representatives but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless the representatives and the Company otherwise agree in writing, no earlier than two or later than ten business days after the date of such notice.

           3. Upon the authorization by the representatives of the release of the Firm Shares, the Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

           4. Certificates for the Shares to be purchased by each Underwriter hereunder, and in such denominations and registered in such names as the first-named representative identified in Schedule II hereto may request upon at least seventy-two hours’ prior notice to the Company, shall be delivered by or on behalf of the Company to the representatives named in Schedule II hereto (the “representatives”) for the account of each such Underwriter through the facilities of the Depository Trust Company (“DTC”), against payment by or on behalf of each such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company. The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York time, on the closing date set forth in Schedule II hereto, or such other time and date as the representatives and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by the representatives in the written notice given by the representatives of the Underwriters’ election to purchase such Optional Shares, or at such other time and date as the representatives and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”. Such certificates will be made available for checking and packaging not later than 2:00 p.m., New York time, on the business day prior to each Time of Delivery.

           5. The Company agrees with each of the Underwriters:

(a) To cause the Prospectus to be filed with the Commission pursuant to Rule 424 of the Rules and Regulations as soon as practicable, but no later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, unless approved by the representatives and whenever the Company learns of any action of the Commission or its staff affecting the effectiveness of the Registration Statement to advise the representatives thereof as soon as practicable.

(b) To provide to the representatives such quantities of the Prospectus as the representatives may from time to time reasonably request, and to notify the representatives if, in the judgment of the Company, such Prospectus contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) To advise the representatives of each proposed amendment or further supplement to the Registration Statement or Prospectus with respect to the Shares and to file no such amendment or supplement to which the representatives shall reasonably object in writing.

(d) To deliver to each of the representatives without charge two copies of the Registration Statement (including all amendments thereto and all exhibits not incorporated by reference) and sufficient conformed copies of the Registration Statement (without exhibits) for distribution of one to each Underwriter and to deliver to the representatives as many copies of the Prospectus as the representatives may reasonably request.

(e) For the period of five years after the date hereof, to deliver to the representatives upon request, and to each Underwriter who may so request, as soon as practicable after the filing thereof with the Commission, the Company’s annual reports on Form 10-K and quarterly reports on Form 10-Q.

(f) For six months after the date hereof, to reasonably cooperate in qualifying the Shares under the securities laws and legal investment laws of such jurisdictions within the United States as the representatives may reasonably request and to pay the filing fees and expenses, including reasonable fees and disbursements of Underwriters’ Counsel paid in connection therewith, except that the Company will not submit to any State requirements which it reasonably deems unduly burdensome.

(g) To apply the net proceeds received from the sale of the Shares as stated in the Registration Statement.

(h) Except as herein otherwise provided, to pay all expenses and taxes (except transfer taxes) in connection with (i) the preparation and filing by it of the Registration Statement, (ii) the issuance and delivery of the Shares and (iii) the printing and delivery to the Underwriters through the representatives of reasonable quantities of the Registration Statement and the Prospectus, and any amendment or supplement thereto, except as otherwise provided in paragraph (i) of this Section. The Company shall not, however, be required to pay any amount for any expenses of the representatives or any of the Underwriters (other than as contemplated by Section 5(f) above), except that, if the sale of the Shares provided for herein is not consummated because any material condition to the obligations of the Underwriters set forth in Section 6 hereof or any material condition to the obligations of the Company set forth in Section 7 hereof is not satisfied, or because of any refusal, inability or failure of the Company to perform any material agreement herein or to comply with any material provision hereof other than by reason of a default by any Underwriters, the Company will reimburse the representatives for the reasonable fees and disbursements of Underwriters’ Counsel, whose fees and disbursements the Underwriters agree to pay in every other circumstance. The Company shall not in any event be liable to any of the Underwriters for damages on account of loss of anticipated profits.

(i) During such period of time after the effective date of the Registration Statement as the Underwriters are required by law to deliver a prospectus in connection with any sale of the Shares contemplated by the Prospectus, if any event relating to or affecting the Company or of which the Company shall be advised in writing by the representatives shall occur which in the Company’s opinion should be set forth in a supplement or amendment to the Prospectus in order to make the Prospectus not misleading in the light of the circumstances when it is delivered to a purchaser of the Shares, to amend or supplement the Prospectus by either (i) preparing and filing with the Commission and furnishing to the representatives at the Company’s expense a reasonable number of copies of a supplement or supplements or an amendment or amendments to the Prospectus or (ii) making an appropriate filing pursuant to Section 13 or 14 of the Exchange Act, which will supplement or amend the Prospectus so that, as supplemented or amended, it will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser of the Shares, not misleading; provided that should such event relate solely to the activities of any of the Underwriters, then the Underwriters shall assume the expense of preparing any such supplement or amendment.

(j) During such period of time after the date hereof as a prospectus relating to the Shares is required to be delivered under the Act, to file promptly all documents required to be filed with the Commission pursuant to Section 13 or 14 of the Exchange Act.

(k) To make generally available to its security holders (as contemplated by Section 11(a) of the Act and Rule 158 of the Rules and Regulations) an earnings statement of the Company covering a 12-month period beginning the first day of the first fiscal quarter occurring after the effective date of the Registration Statement, as soon as reasonably practicable after the termination of such 12-month period.

(l) To use its best efforts to, subject to notice of issuance, list the Shares for trading on the New York Stock Exchange and to pay the listing fees and expenses in connection therewith.

(m) Until 90 days after the date of the prospectus supplement with respect to the Shares, to refrain, without the representatives’ prior written consent, such consent not to be unreasonably withheld, from offering, selling or contracting to sell, or otherwise disposing of, directly or indirectly, or announcing the offering of, any other shares of Stock or any securities convertible into, or exchangeable for, shares of Stock; provided, however, that the Company may (i) issue and sell Stock pursuant to the Company’s Dividend Reinvestment Plan and Allegheny Energy Employee Stock Ownership and Savings Plan, (ii) issue Stock issuable pursuant to a stock split or upon the conversion of securities or the exercise of warrants outstanding at the date hereof, and (iii) sell or transfer into escrow Shares of Stock to be used as consideration in the $26 million acquisition of Leasing Technologies International, Inc.

(n) To advise the representatives promptly of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose.

(o) To advise the representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or suspending such qualification, to use promptly its best efforts to obtain its withdrawal.

(p) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

           6. The obligations of each Underwriter hereunder, as to the shares to be delivered at each Time of Delivery, are subject to the accuracy at such Time of Delivery of the representations and warranties of the Company herein, to performance by the Company of its obligations to be performed hereunder at or prior to such Time of Delivery and to the following further conditions at such Time of Delivery:

(a) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for such an order shall be pending or, to the knowledge of the Company, threatened and the representatives shall have received a certificate, dated such Time of Delivery and signed by an officer of the Company, to the effect that no such stop order is in effect and that no proceedings for such purpose are pending before, or to the knowledge of the Company threatened by, the Commission.

(b) The orders of the Commission under the Public Utility Holding Company Act of 1935 authorizing the issuance and sale of the Shares shall be in full force and effect, and no such order shall contain any provision unacceptable to the representatives or the Company in their respective reasonable judgments (but all provisions of any such orders heretofore entered and furnished to the representatives are deemed acceptable to the representatives and the Company).

(c) The representatives shall receive the opinions, dated such Time of Delivery, of Simpson Thacher & Bartlett, counsel to the Underwriters, Sullivan & Cromwell, counsel to the Company, Robert R. Winter, Esq., Deputy General Counsel, or any other local counsel to which the representatives shall agree, substantially in the forms supplied to the representatives before the date hereof, with conformed copies thereof for the Underwriters.

(d) The executive officers and directors shall have entered into lock-up agreements, substantially in the form supplied to the representatives before the date hereof.

(e) The representatives shall receive a letter of PricewaterhouseCoopers LLP, dated the date hereof and such Time of Delivery, substantially in the form supplied to the representatives before the date hereof, with copies thereof for the other Underwriters.

(f) There shall have been no material and unfavorable change in the condition of the Company, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one entity, otherwise from that set forth in the Registration Statement and Prospectus, the representations and warranties of the Company herein shall be true and correct as of such Time of Delivery and the representatives shall have received a certificate to that effect dated as of the Time of Delivery, signed by the Chairman, the President or a Vice President of the Company.

(g) (i) The Company and its subsidiaries taken as a whole shall not have sustained since the date of the latest audited financial statements incorporated by reference in the Prospectus any material loss or interference with the Company’s business from fire, flood, accident, or other calamity, whether or not covered by insurance, otherwise than as set forth or contemplated in the Prospectus, that is materially adverse with respect to the business of the Company and its subsidiaries taken as a whole; and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any material change in the capital stock or long-term debt of the Company on a consolidated basis or any material adverse change, or any development involving a prospective material adverse change, in or affecting the earnings, business affairs, financial position, shareholders’ equity or results of operations of the Company on a consolidated basis, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in Clause (i) or (ii), is in the representatives’ reasonable judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus.

(h) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities, and (in either (i) or (ii)) Underwriters (including the representatives) who have agreed to purchase more than 50% of the Shares agreed to be purchased hereunder shall have advised the representatives that such event in their judgment makes it inadvisable or impracticable to proceed with the public offering or delivery of the Shares being delivered at such Time of Delivery in the manner and on the terms contemplated by the Prospectus.

(i) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities; or (iv) outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war if the effect of any such event specified in this Clause (iv) in the representatives’ judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus.

(j) The Shares to be sold by the Company at such Time of Delivery shall have been duly listed, subject to notice of issuance, on the New York Stock Exchange.

           7. The obligations of the Company hereunder are subject to the conditions set forth in paragraphs (a) and (b) of Section 6 hereof.

           8. If this Agreement shall not be carried out by any Underwriter for any reason permitted by Underwriters hereunder or if the sale of the Shares to the Underwriters as herein contemplated shall not be carried out because the Company shall be unable in good faith to comply with any of the terms hereof or if the Company shall not deliver the shares because the conditions set forth in Section 7 hereof are not satisfied, the Company shall not be under any obligation under this Agreement (except that the Company shall remain liable to the extent provided in Sections 5(f), 5(h), 10 and 12 hereof) and the Underwriters (except any Underwriters in default hereunder) shall be under no liability to the Company (except that the Underwriters shall remain liable to the extent provided in Sections 11 and 12 hereof) nor be under any liability under this Agreement to one another.

           9. If any Underwriter or Underwriters default in their obligations to purchase shares hereunder and the number of Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase is 10% of the Shares or less, the representatives may make arrangements satisfactory to the Company for the purchase of such Shares by other persons, including any of the Underwriters, but if no such arrangements are made by the Time of Delivery the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the shares which such defaulting Underwriters agreed but failed to purchase; provided, however, that each underwriter shall not be obligated to purchase more than one-eleventh of the aggregate number of Shares offered. If any Underwriter or Underwriters so default and the number of Shares with respect to which such default or defaults occur is more than the above percentage and arrangements satisfactory to the representatives and the Company for the purchase of such Shares by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Sections 5(f), 5(h), 10, 11 and 12. In the event that any Underwriter or Underwriters default in their obligations to purchase Shares hereunder, the Company may, by prompt written notice to the non-defaulting Underwriters, postpone the time of purchase for a period of not more than five full business days in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents, and the Company will promptly file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary. Nothing herein shall operate to limit any rights which the Company may have against any Underwriter who shall for any reason other than a reason permitted hereunder fail to purchase the Shares purchasable by it upon tender thereof in accordance with the terms of this Agreement. The term “Underwriter” as used in this Agreement shall refer to and include each Underwriter substituted under this Section, with like effect as if said substituted Underwriter had originally been named in Schedule I.

           10. The Company agrees to indemnify, defend and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any loss, expense, liability or claim (including the reasonable cost of investigation and legal and other expenses as incurred) which, jointly or severally, any such Underwriter or controlling person may incur under the Act, or otherwise, insofar as such loss, expense, liability or claim arises out of or is based upon any alleged untrue statement of a material fact contained in the Registration Statement or in the Prospectus (the term “Prospectus” for the purpose of Sections 10, 11 and 12 shall be deemed to include any preliminary prospectus, the prospectus included in the Registration Statement at the time it became effective, the prospectus as amended or supplemented and any document incorporated by reference therein pursuant to Item 12 of Form S-3), or arises out of or is based upon any alleged omission to state a material fact required to be stated in either such Registration Statement or such Prospectus or which is necessary to make the statements made in such Registration Statement not misleading or is necessary to make the statements in such Prospectus, in the light of the circumstances under which they were made, not misleading, unless such alleged untrue statement or omission was made in conformity with written information given the Company by the Underwriter through the representatives expressly for use therein; provided, however, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus or in the prospectus included in the Registration Statement at the time it became effective, the indemnity agreement contained in this paragraph shall not inure to the benefit of any Underwriter (or of any person controlling such Underwriter) on account of any such loss, claim, damage or liability arising from the sale of the Shares to any person unless a copy of the prospectus (excluding any documents incorporated by reference therein), as then supplemented or amended, shall have been given or sent to such person by or on behalf of such Underwriter with or prior to the written confirmation of such sale in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in such preliminary prospectus or in the prospectus included in the Registration Statement at the time it became effective was corrected in the prospectus as amended or supplemented. The Company’s agreement to indemnify or reimburse any such Underwriter or controlling person with respect to any such loss, expense, liability or claim is expressly conditioned upon its being notified of the action in connection therewith brought against such Underwriter or controlling person by mail, telex or facsimile transmission addressed to the Company within 12 days after the summons or other first legal process which discloses the nature of the liability or claim shall have been personally served upon such Underwriter or controlling person (or after he shall have received notice of such service upon any agent designated by him) but failure so to notify the Company shall not relieve the Company from any liability which it may have to such Underwriter or controlling person otherwise than on account of the indemnity agreement contained in this Section 10. The Company shall be entitled to assume the investigation of any liability or claim or the defense of any suit brought to enforce any such liability or claim and the Underwriter or controlling person against whom such suit is brought shall be entitled to participate in such investigation and defense. If the Company assumes the investigation and defense, such investigation and defense shall be conducted by counsel of good standing chosen by the Company and reasonably satisfactory to such Underwriter or controlling person, and in such case such Underwriter or controlling person shall bear the expense of his investigation and the fees and expenses of any additional counsel retained by him, except those incurred after notifying the Company of such claim and prior to being advised by the Company of its intention to assume such investigation or defense. The Company shall not, without the written consent of indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or failure to act, by or on behalf of any indemnified party. If the Company does not assume the investigation of any such claim or the defense of any such suit, or if the Company shall agree in writing to pay such fees and expenses or if such Underwriter or controlling person shall reasonably conclude that there may be defenses available to it or them which are different from or in addition to those available to the Company, the Company will reimburse such Underwriter or controlling person for the reasonable fees and expenses of any counsel retained by him; provided, however, that in such event the Company shall be entitled, at its own expense, to participate in the investigation or defense.

           The Company’s indemnity agreement contained in this Section 10 and, except as otherwise specifically stated in this Agreement, its warranties and representations in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter or controlling person, and shall survive any termination of this Agreement or the issue and delivery of the Shares.

           11. (a) Each Underwriter warrants and represents that the information furnished in writing to the Company through the representatives for use in the Registration Statement or in the Prospectus does not contain an untrue statement of a material fact and does not omit to state a material fact in connection with such information required to be stated therein or necessary to make such information when used in such Registration Statement not misleading, or necessary to make such information when used in such Prospectus, in light of the circumstances under which it was used, not misleading.

           (b) Each Underwriter severally agrees to indemnify, defend and hold harmless the Company and its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any loss, expense, liability or claim (including the reasonable cost of investigation and legal and other expenses as incurred) which the Company, its directors and officers and each such controlling person may incur under the Act or otherwise, insofar as such loss, expense, liability or claim arises out of or is based upon any alleged untrue statement of a material fact contained in information furnished in writing to the Company on behalf of such Underwriter through the representatives for use in the Registration Statement or in the Prospectus, or arises out of or is based upon any alleged omission from information furnished in writing to the Company on behalf of such Underwriter through the representatives to state a material fact in connection with such information required to be stated therein or necessary to make such information when used in such Registration Statement not misleading, or necessary to make such information when used in such Prospectus, in the light of the circumstances under which it was used, not misleading. The agreement of such Underwriter to indemnify or reimburse the Company, its directors and officers or each such controlling person with respect to any such loss, expense, liability or claim is expressly conditioned upon such Underwriter being notified of the action in connection therewith brought against the Company or any such controlling person, by mail, telex or facsimile transmission addressed to the representatives, within 12 days after the summons or other first legal process which discloses the nature of the liability or claim shall have been personally served upon the Company, such officers and directors or any such controlling person (or after the Company or any such controlling person shall have received notice of such service on any agent designated by the Company or any such controlling person), but failure so to notify such Underwriter shall not relieve such Underwriter from any liability which it may have to the Company, its directors and officers or any such controlling person otherwise than on account of the indemnity agreement contained in this Section 11(b). Such Underwriter shall be entitled to assume the investigation of any liability or claim or the defense of any suit brought to enforce any such liability or claim, if such liability or claim is based solely upon such alleged misstatement or omission on the part of such Underwriter, and the Company or any such controlling person against whom such action is brought shall be entitled to participate in such investigation and defense. If such Underwriter shall be entitled to assume and does assume the investigation and defense, such investigation and defense shall be conducted by counsel of good standing chosen by such Underwriter and reasonably satisfactory to the Company, its directors and officers or such controlling person, and in such case the Company, its directors and officers or such controlling person shall bear the expenses of its investigation and the fees and expenses of any additional counsel retained by it except those incurred after notifying such Underwriter of such claim and prior to being advised by such Underwriter of its intention to assume such investigation or defense. Such Underwriter shall not, without the written consent of the indemnified party effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. If such Underwriter shall be entitled to assume but does not assume the investigation of any such claim or the defense of any such suit, or if such Underwriter shall agree in writing to pay such fees and expenses or if the Company, its directors and officers and each other Underwriter or each such controlling person shall reasonably conclude that there may be defenses available to it or them which are different from or in addition to those available to such Underwriter, such Underwriter will reimburse the Company, its directors and officers or each such controlling person for the reasonable fees and expenses of any counsel retained by it; provided, however, that in such event, such Underwriter shall be entitled, at its own expense, to participate in the investigation or defense.

           The indemnity agreement on the part of such Underwriter contained in this Section 11(b) shall remain in full force and effect regardless of any investigation made by or on behalf of the Company, its directors and officers and each other Underwriter or each such controlling person, and shall survive any termination of this Agreement or the issue and delivery of the Shares.

           12. (a) If the indemnification provided for in Section 10 or Section 11 is insufficient or unavailable to an indemnified party under such Sections in respect of any losses, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, expenses, liabilities or claims, as well as any other relevant equitable consideration. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bear to the underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters through the representatives and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

           (b) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares purchased by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section are several in proportion to their respective underwriting commitments and not joint.

           (c) The contribution agreement contained in this Section shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, or any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors and officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares.

           13. In all dealings hereunder, the representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the representatives jointly or by the first-named representative in Schedule II on behalf of the representatives.

           All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the representatives in care of the first-named representative in Schedule II at its address set forth therein, Attention: Registration Department; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Thomas K. Henderson, Vice President and General Counsel; provided, however, that any notice to an Underwriter pursuant to Section 9 hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company by the representatives on request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

           14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters and the Company and, to the extent provided in Sections 10, 11 and 12 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

           15. Time shall be of the essence of this Agreement.

           16. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to the conflicts of law principles of such State.

           17. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

           If the foregoing is in accordance with the representatives’ understanding, please sign and return to us three counterparts hereof, and upon the acceptance hereof by the representatives, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and the Company. It is understood that the representatives’ acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination, upon request, but without warranty on the representatives’ part as to the authority of the signers thereof.

Very truly yours, Allegheny Energy, Inc.
By:	/s/ Regis F. Binder

	Name: Title:	Regis F. Binder Vice President and Treasurer

Accepted as of the date hereof at New York, New York: Goldman, Sachs & Co.
By:	/s/ Goldman, Sachs & Co.

Merrill Lynch, Pierce, Fenner & Smith
Incorporated
By:	/s/ Mary Ryan

Mary Ryan Director On behalf of each of the Underwriters

SCHEDULE I

                                                              Number of Optional
                                                                 Shares to be
                                            Total Number         Purchased if
                                           of Firm Shares          Maximum
             Underwriter                   to be Purchased     Option Exercised

GOLDMAN, SACHS & CO.                           4,030,000             604,500
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED                       4,030,000             604,500
BANC OF AMERICA SECURITIES LLC                 1,240,000             186,000
J.P. MORGAN SECURITIES INC.                    1,240,000             186,000
SALOMON SMITH BARNEY INC.                      1,240,000             186,000
SUNTRUST EQUITABLE SECURITIES
     CORPORATION                                 620,000              93,000

Total                                         12,400,000           1,860,000

SCHEDULE II

Underwriting Agreement dated:	April 26, 2001

Registration Statement Nos.	333-56786 and 333-59622

Number of Shares: Number of Firm Shares: Maximum Number of Optional Shares:	12,400,000 Shares 1,860,000 Shares

Purchase Price by Underwriters:	$46.80 per Share

Initial Offering Price to Public:	$48.25 per Share

Representatives:	Goldman, Sachs & Co. Merrill Lynch, Pierce, Fenner & Smith Incorporated c/o Goldman, Sachs & Co. 85 Broad Street New York, New York 10004

Time of Delivery	May 2, 2001

Closing Location	Sullivan & Cromwell 125 Broad Street New York, New York 10004